Exhibit 99.1

NEWS

CONTACT:     Brian J. Richardson
UNIVEST FINANCIAL CORPORATION
Chief Financial Officer
215-721-2446, richardsonb@univest.net

FOR IMMEDIATE RELEASE

UNIVEST FINANCIAL CORPORATION REPORTS THIRD QUARTER RESULTS

SOUDERTON, Pa., October 28, 2026 - Univest Financial Corporation (“Univest” or the "Corporation") (NASDAQ: UVSP), parent company of Univest Bank and Trust Co. (the "Bank") and its insurance, investments and equipment financing subsidiaries, announced net income for the quarter ended September 30, 2026 of $21.6 million, or $0.78 diluted earnings per share, compared to net income of $25.6 million, or $0.89 diluted earnings per share, for the quarter ended September 30, 2025, primarily due to an increase in provision for credit losses during the quarter associated with elevated charge-offs.

Loans
Gross loans and leases decreased $27.5 million, or 0.4% (1.6% annualized), from June 30, 2026. The decrease was primarily driven by a $35.3 million payoff of a shared national credit relationship and a $14.4 million charge-off associated with a $28.3 million commercial loan relationship. Gross loans and leases increased $99.6 million, or 1.4% (1.9% annualized), from December 31, 2025, and $229.0 million, or 3.4%, from September 30, 2025, primarily driven by growth in construction and commercial real estate loans. The growth from December 31, 2025 and September 30, 2025 was partially offset by a decline in residential mortgage loans, which is consistent with our strategy to focus balance sheet growth on full-relationship customers, which is intended to improve our loan-to-deposit ratio.

Deposits
Total deposits increased $421.5 million, or 6.1% (24.4% annualized), from June 30, 2026, and $267.2 million, or 3.8% (5.1% annualized), from December 31, 2025. The growth in both periods was primarily due to seasonal increases in public funds deposits and increases in commercial deposits, partially offset by decreases in consumer and brokered deposits. Total deposits increased $136.4 million, or 1.9%, from

September 30, 2025, primarily due to increases in commercial, consumer and public funds deposits, partially offset by a decrease in brokered deposits.

Net Interest Income and Margin
Net interest income of $67.8 million for the third quarter of 2026 increased $6.4 million, or 10.5%, from the third quarter of 2025 and $1.5 million, or 2.3%, from the second quarter of 2026. The increase in net interest income for the third quarter of 2026 compared to the third quarter of 2025 was driven by higher average balances of loans, coupled with a reduction in our cost of funds, as lower rates paid on interest‑bearing liabilities more than offset the impact of higher average balances of these liabilities. The increase in net interest income for the third quarter of 2026 compared to the second quarter of 2026 was primarily driven by higher average balances on loans and interest-earning deposits with other banks, combined with modest increases in the yields earned on these assets. This was partially offset by an increase in our cost of funds due to the current interest rate environment, and an increase in the average balance of interest-bearing liabilities.

Net interest margin, on a tax-equivalent basis, was 3.42% for the third quarter of 2026, compared to 3.49% for the second quarter of 2026 and 3.17% for the third quarter of 2025. Excess liquidity reduced net interest margin by approximately 13 basis points for the quarter ended September 30, 2026 compared to approximately four basis points for the quarter ended June 30, 2026 and approximately 16 basis points for the quarter ended September 30, 2025. Excluding the impact of excess liquidity, the net interest margin, on a tax-equivalent basis, would have been 3.55% for the quarter ended September 30, 2026 compared to 3.53% for the second quarter of 2026 and 3.33% for the quarter ended September 30, 2025.

Noninterest Income
Noninterest income for the quarter ended September 30, 2026 was $22.3 million, an increase of $346 thousand, or 1.6%, from the comparable period in the prior year.

Investment advisory commission and fee income increased $762 thousand, or 13.4%, for the quarter ended September 30, 2026 compared to the comparable period in the prior year, driven by appreciation in assets under management and new customer relationships.

Other service fee income increased $479 thousand, or 19.8%, for the quarter ended September 30, 2026 compared to the comparable period in the prior year, primarily due to a $393 thousand increase in mortgage servicing fees. The three months ended September 30, 2026 included a $1 thousand reduction in valuation allowance recorded on mortgage servicing rights, compared to a $308 thousand increase in valuation allowance recorded in the third quarter of 2025, each of which were primarily driven by changes in interest rates during the quarter and the impact this had on prepayment speed assumptions.

BOLI income decreased $920 thousand, or 48.2%, for the quarter ended September 30, 2026 compared to the comparable period in the prior year. The financial results for the three months ended September 30, 2025 included $967 thousand in BOLI death benefit proceeds.

Noninterest Expense
Noninterest expense for the quarter ended September 30, 2026 was $54.0 million, an increase of $3.3 million, or 6.6%, from the comparable period in the prior year.

Salaries, benefits and commissions increased $2.6 million, or 8.2%, for the quarter ended September 30, 2026 compared to the comparable period in the prior year, driven by higher salary expense of $1.4 million due to annual merit increases and higher staffing levels, increased commission expense of $258 thousand, and an increase of $390 thousand in medical claims expenses.

Marketing and advertising expense increased $463 thousand, or 143.3%, for the quarter ended September 30, 2026 compared to the comparable period in the prior year. This increase was primarily driven by the inclusion of certain sponsorship activities that were historically reported in Other Expense and the Corporation's entry into a sponsorship agreement with a local university, enhancing community engagement and visibility.

Data processing increased $340 thousand, or 8.0%, for the quarter ended September 30, 2026 compared to the comparable period in the prior year primarily due to annual cost increases.

Tax Provision
The effective income tax rate was 20.2% for the quarter ended September 30, 2026, compared to an effective tax rate of 20.0% for the quarter ended September 30, 2025. The effective tax rate for the three months ended September 30, 2025 was favorably impacted by BOLI death benefit proceeds. Excluding the BOLI death benefit proceeds, the effective tax rate was 20.7% for the three months ended September 30, 2025.

Asset Quality and Provision for Credit Losses
Nonperforming assets totaled $51.4 million at September 30, 2026, $63.0 million at June 30, 2026, and $52.1 million at September 30, 2025. During the quarter, an existing nonaccrual commercial loan relationship totaling $28.3 million incurred charge-offs of $14.4 million. This relationship had a specific reserve of $9.8 million, and the remaining carrying value was supported by a letter of intent to sell the business.

Net loan and lease charge-offs were $17.6 million for the three months ended September 30, 2026 compared to $1.9 million and $480 thousand for the three months ended June 30, 2026 and September 30, 2025, respectively. The increase in charge-offs for the quarter compared to the prior periods was primarily due to the previously discussed $14.4 million charge-off. Additionally, a separate $6.9 million commercial loan relationship incurred a $2.7 million charge-off and the remaining balance was subsequently paid in full in the third quarter.

The provision for credit losses was $9.0 million for the three months ended September 30, 2026 compared to $2.7 million and $517 thousand for the three months ended June 30, 2026 and September 30, 2025, respectively, primarily due to net charge-off activity during the quarter.

Dividend and Share Repurchases
On October 28, 2026, Univest declared a quarterly cash dividend of $0.23 per share to be paid on November 25, 2026 to shareholders of record as of November 11, 2026. During the quarter ended September 30, 2026, the Corporation repurchased 301,127 shares of common stock at an average price of $42.50 per share. Including brokerage fees and excise tax, the average cost per share was $42.96. As of September 30, 2026, 1,193,133 shares are available for repurchase under the Corporation's share repurchase plan.

Conference Call
Univest will host a conference call to discuss third quarter 2026 results on Thursday, October 29, 2026 at 9:00 a.m. EDT. Participants may preregister at https://registrations.events/direct/Q4I37740VIPBmQSGdfZvAKstK. The general public can access the call by dialing 1-800-715-9871; referencing Conference ID 37740 or "Univest Financial Corporation Third Quarter 2026 Earnings Call" to the operator. A replay of the conference call will be available through November 5, 2026 using the following link: https://registrations.events/direct/Q4I37740VIPBmQSGdfZvAKstK.

About Univest Financial Corporation
Univest Financial Corporation (UVSP), including its wholly-owned subsidiary Univest Bank and Trust Co., Member FDIC, has approximately $8.6 billion in assets and $6.2 billion in assets under management and supervision through its Wealth Management lines of business at September 30, 2026. Headquartered in Souderton, Pa. and founded in 1876, the Corporation and its subsidiaries provide a full range of financial solutions for individuals, businesses, municipalities and nonprofit organizations primarily in the Mid-Atlantic Region. Univest delivers these services through a network of more than 50 offices and online at www.univest.net.
# # #
This press release and the reports Univest files with the Securities and Exchange Commission often contain "forward-looking statements" relating to trends or factors affecting the financial services industry and, specifically, the financial condition and results of operations, business, prospects and strategies of Univest.

These forward-looking statements involve certain risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. There are a number of important factors that could cause Univest's future financial condition, results of operations, business, prospects or strategies to differ materially from those expressed or implied by the forward-looking statements. These factors include, but are not limited to: (1) competition and demand for financial services in our market area; (2) inflation and/or changes in interest rates, which may adversely impact our margins and yields, reduce the fair value of our financial instruments, reduce our loan originations and/or lead to higher operating costs and higher costs we pay to retain and attract deposits; (3) changes in asset quality, prepayment speeds, loan sale volumes, charge-offs and/or credit loss provisions; (4) fluctuations in real estate values and both residential and commercial real estate market conditions; (5) changes in liquidity, including the size and composition of our deposit portfolio and the percentage of uninsured deposits in the portfolio; (6) our ability to access cost-effective funding; (7) changes in economic conditions nationally and in our market, including potential recessionary conditions and the levels of unemployment in our market area; (8) changes in the economic assumptions or methodology used to calculate our allowance for credit losses; (9) legislative, regulatory, accounting or tax changes; (10) monetary and fiscal policies of the U.S. government, including the policies of the Board of Governors of the Federal Reserve System; (11) the effectiveness of our risk management processes and procedures; (12) the ability to maintain and increase market share and control expenses; (13) the imposition of tariffs or other domestic or international governmental policies, trade restrictions and retaliatory measures impacting our borrowers and the broader economy; (14) the impact of a potential government shutdown, debt ceiling impasses or fiscal uncertainty; (15) the failure to maintain current technologies and to successfully implement future information technology enhancements and the operational risks associated with the adoption of artificial intelligence and other emerging technologies; (16) risks associated with cybersecurity threats, data breaches, ransomware attacks, or other failures in our operational or security systems and infrastructure, including the risks arising from our dependence on third-party service providers and vendors; (17) changes in the securities markets; (18) the current or anticipated impact of military conflict, terrorism or other geopolitical events; (19) the ability to attract, develop and retain qualified personnel in a competitive labor market; (20) our ability to enter into new markets successfully and capitalize on growth opportunities; (21) changes in investor sentiment or consumer spending or savings behavior; and/or (22) risk factors mentioned in the reports and registration statements Univest files with the Securities and Exchange Commission.

In addition, we set forth certain risks in our reports filed with the U.S. Securities and Exchange Commission, including, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025, our Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K that we will file hereafter, which could cause actual results to differ from those projected. We undertake no obligation to update such forward-looking statements except as required by law.

(UVSP - ER)

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
September 30, 2026
(Dollars in thousands)

Balance Sheet (Period End)	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025
ASSETS
Cash and due from banks	$64,468	$79,490	$69,645	$63,579	$70,843
Interest-earning deposits with other banks	560,614	115,835	152,712	490,133	745,896
Cash and cash equivalents	625,082	195,325	222,357	553,712	816,739
Investment securities held-to-maturity	114,665	116,207	119,490	123,024	126,040
Investment securities available for sale, net of allowance for credit losses	374,564	378,586	379,028	371,251	368,393
Investments in equity securities	2,418	2,705	2,898	2,014	2,413
Federal Home Loan Bank, Federal Reserve Bank and other stock, at cost	36,252	32,798	35,511	37,808	39,617
Loans held for sale	11,540	13,237	14,371	15,288	6,330
Loans and leases held for investment	7,014,437	7,041,957	6,940,212	6,914,804	6,785,482
Less: Allowance for credit losses, loans and leases	(80,950)	(89,967)	(88,900)	(88,165)	(86,527)
Net loans and leases held for investment	6,933,487	6,951,990	6,851,312	6,826,639	6,698,955
Premises and equipment, net	44,244	44,373	44,774	45,554	46,245
Operating lease right-of-use assets	24,588	24,267	25,032	25,795	26,536
Goodwill	175,510	175,510	175,510	175,510	175,510
Other intangibles, net of accumulated amortization	7,891	7,850	7,583	7,328	7,537
Bank owned life insurance	143,117	142,130	142,141	140,001	139,044
Accrued interest and other assets	113,048	118,014	121,575	112,973	120,257
Total assets	$8,606,406	$8,202,992	$8,141,582	$8,436,897	$8,573,616

LIABILITIES
Noninterest-bearing deposits	$1,405,877	$1,463,965	$1,475,851	$1,431,974	$1,390,565
Interest-bearing deposits:	5,948,643	5,469,043	5,337,912	5,655,339	5,827,578
Total deposits	7,354,520	6,933,008	6,813,763	7,087,313	7,218,143
Short-term borrowings	186	18,826	26,156	24,411	11,951
Long-term debt	125,000	125,000	175,000	200,000	200,000
Subordinated notes	99,084	98,994	98,908	98,867	129,597
Operating lease liabilities	27,106	26,863	27,699	28,531	29,310
Accrued expenses and other liabilities	51,352	46,048	48,106	54,457	51,396
Total liabilities	7,657,248	7,248,739	7,189,632	7,493,579	7,640,397

SHAREHOLDERS' EQUITY
Common stock, $5 par value: 48,000,000 shares authorized and 31,556,799 shares issued	157,784	157,784	157,784	157,784	157,784
Additional paid-in capital	303,852	302,549	301,154	304,021	302,696
Retained earnings	643,560	628,327	611,771	591,202	574,715
Accumulated other comprehensive loss, net of tax benefit	(36,155)	(26,728)	(25,951)	(25,467)	(31,636)
Treasury stock, at cost	(119,883)	(107,679)	(92,808)	(84,222)	(70,340)
Total shareholders’ equity	949,158	954,253	951,950	943,318	933,219
Total liabilities and shareholders’ equity	$8,606,406	$8,202,992	$8,141,582	$8,436,897	$8,573,616

	For the three months ended,					For the nine months ended,
Balance Sheet (Average)	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025	9/30/2026	9/30/2025
Assets	$8,394,497	$8,132,913	$8,250,766	$8,528,465	$8,191,010	$8,259,919	$8,051,278
Investment securities, net of allowance for credit losses	497,334	502,065	499,078	497,201	492,197	499,486	496,468
Loans and leases, gross	7,065,392	7,008,079	6,939,600	6,848,654	6,790,827	7,004,818	6,831,183
Deposits	7,122,942	6,843,709	6,891,928	7,165,437	6,836,043	6,953,705	6,696,449
Shareholders' equity	959,570	951,863	949,509	936,417	923,454	953,685	909,698

Univest Financial Corporation
Consolidated Summary of Loans by Type and Asset Quality Data (Unaudited)
September 30, 2026
(Dollars in thousands)

Summary of Major Loan and Lease Categories (Period End)	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025
Commercial, financial and agricultural	$1,012,290	$1,081,624	$1,038,947	$1,027,434	$996,612
Real estate-commercial	3,707,402	3,684,721	3,656,779	3,621,536	3,517,803
Real estate-construction	355,346	329,558	299,962	306,793	309,365
Real estate-residential secured for business purpose	575,125	576,326	556,040	554,178	545,191
Real estate-residential secured for personal purpose	901,823	911,116	942,054	959,610	974,395
Real estate-home equity secured for personal purpose	208,666	205,502	201,244	200,394	197,503
Loans to individuals	12,239	12,342	12,319	12,793	13,447
Lease financings	241,546	240,768	232,867	232,066	231,166
Total loans and leases held for investment, net of deferred income	7,014,437	7,041,957	6,940,212	6,914,804	6,785,482
Less: Allowance for credit losses, loans and leases	(80,950)	(89,967)	(88,900)	(88,165)	(86,527)
Net loans and leases held for investment	$6,933,487	$6,951,990	$6,851,312	$6,826,639	$6,698,955

Asset Quality Data (Period End)	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025
Nonaccrual loans and leases	$31,175	$43,897	$13,289	$13,743	$27,330
Accruing loans and leases 90 days or more past due	849	160	3,750	89	829
Total nonperforming loans and leases	32,024	44,057	17,039	13,832	28,159
Other real estate owned	19,301	18,914	24,073	23,926	23,926
Repossessed assets	50	10	124	65	40
Total nonperforming assets	$51,375	$62,981	$41,236	$37,823	$52,125
Nonaccrual loans and leases / Loans and leases held for investment	0.44%	0.62%	0.19%	0.20%	0.40%
Nonperforming loans and leases / Loans and leases held for investment	0.46%	0.63%	0.25%	0.20%	0.41%
Nonperforming assets / Total assets	0.60%	0.77%	0.51%	0.45%	0.61%

Allowance for credit losses, loans and leases	$80,950	$89,967	$88,900	$88,165	$86,527
Allowance for credit losses, loans and leases / Loans and leases held for investment	1.15%	1.28%	1.28%	1.28%	1.28%
Allowance for credit losses, loans and leases / Nonaccrual loans and leases	259.66%	204.95%	668.97%	641.53%	316.60%
Allowance for credit losses, loans and leases / Nonperforming loans and leases	252.78%	204.21%	521.74%	637.40%	307.28%

	For the three months ended,					For the nine months ended,
	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025	9/30/2026	9/30/2025
Net loan and lease charge-offs	$17,565	$1,932	$1,263	$1,145	$480	$20,760	$9,973
Net loan and lease charge-offs (annualized)/Average loans and leases	0.99%	0.11%	0.07%	0.07%	0.03%	0.40%	0.20%

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
September 30, 2026
(Dollars in thousands, except per share data)
	For the three months ended,					For the nine months ended,
For the period:	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025	9/30/2026	9/30/2025
Interest income	$112,891	$108,129	$106,351	$111,716	$109,648	$327,371	$318,770
Interest expense	45,130	41,881	42,986	49,167	48,324	129,997	141,124
Net interest income	67,761	66,248	63,365	62,549	61,324	197,374	177,646
Provision for credit losses	8,997	2,672	1,303	3,145	517	12,972	8,522
Net interest income after provision for credit losses	58,764	63,576	62,062	59,404	60,807	184,402	169,124
Noninterest income:
Trust fee income	2,279	2,283	2,236	2,316	2,230	6,798	6,537
Service charges on deposit accounts	2,373	2,363	2,279	2,237	2,302	7,015	6,754
Investment advisory commission and fee income	6,433	6,043	6,154	6,055	5,671	18,630	16,744
Insurance commission and fee income	5,433	5,351	7,423	4,825	5,468	18,207	17,618
Other service fee income	2,895	3,319	3,041	2,668	2,416	9,255	8,270
Bank owned life insurance income	988	1,698	1,332	970	1,908	4,018	4,879
Net gain on investment securities transactions	—	11	—	—	—	11	—
Net gain on mortgage banking activities	1,164	1,346	791	886	848	3,301	2,476
Net (loss) gain on sales and write-downs of other real estate owned	—	(5,249)	—	—	—	(5,249)	—
Other income	704	941	832	2,065	1,080	2,477	2,561
Total noninterest income	22,269	18,106	24,088	22,022	21,923	64,463	65,839
Noninterest expense:
Salaries, benefits and commissions	34,245	33,208	33,459	33,009	31,652	100,912	94,014
Net occupancy	2,817	2,938	2,998	2,882	2,675	8,753	8,267
Equipment	1,004	1,122	1,079	1,052	1,076	3,205	3,241
Data processing	4,603	4,627	4,480	4,390	4,263	13,710	13,035
Professional fees	1,793	2,029	1,677	1,947	1,876	5,499	5,270
Marketing and advertising	786	988	634	479	323	2,408	1,174
Deposit insurance premiums	1,252	1,118	1,170	1,106	1,195	3,540	3,420
Intangible expenses	69	92	93	102	106	254	367
Restructuring charges	—	—	427	—	—	427	—
Other expense	7,433	7,002	6,652	7,743	7,503	21,087	21,541
Total noninterest expense	54,002	53,124	52,669	52,710	50,669	159,795	150,329
Income before taxes	27,031	28,558	33,481	28,716	32,061	89,070	84,634
Income tax expense	5,463	5,605	6,389	5,971	6,422	17,457	16,622
Net income	$21,568	$22,953	$27,092	$22,745	$25,639	$71,613	$68,012
Net income per share:
Basic	$0.78	$0.83	$0.97	$0.80	$0.89	$2.58	$2.36
Diluted	$0.78	$0.82	$0.96	$0.79	$0.89	$2.56	$2.34
Dividends declared per share	$0.23	$0.23	$0.22	$0.22	$0.22	$0.68	$0.65
Weighted average shares outstanding	27,485,325	27,741,836	28,032,897	28,376,191	28,716,582	27,751,347	28,856,903
Period end shares outstanding	27,306,376	27,585,768	27,949,173	28,156,917	28,576,346	27,306,376	28,576,346

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
September 30, 2026

	For the three months ended,					For the nine months ended,
Profitability Ratios (annualized)	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025	9/30/2026	9/30/2025
Return on average assets	1.02%	1.13%	1.33%	1.06%	1.24%	1.16%	1.13%
Return on average assets, excluding restructuring charges (1)	1.02%	1.13%	1.35%	1.06%	1.24%	1.16%	1.13%
Return on average shareholders' equity	8.92%	9.67%	11.57%	9.64%	11.02%	10.04%	10.00%
Return on average shareholder's equity, excluding restructuring charges (1)	8.92%	9.67%	11.72%	9.64%	11.02%	10.09%	10.00%
Return on average tangible common equity (1)(3)	10.97%	11.93%	14.27%	11.93%	13.68%	12.37%	12.47%
Return on average tangible common equity, excluding restructuring charges (1)(3)	10.97%	11.93%	14.45%	11.93%	13.68%	12.43%	12.47%
Net interest margin (FTE)	3.42%	3.49%	3.33%	3.10%	3.17%	3.41%	3.15%
Efficiency ratio (2)	59.5%	62.3%	59.7%	61.8%	60.2%	60.4%	61.1%

Capitalization Ratios
Dividends declared to net income	29.4%	27.9%	22.8%	27.5%	24.7%	26.4%	27.6%
Shareholders' equity to assets (Period End)	11.03%	11.63%	11.69%	11.18%	10.88%	11.03%	10.88%
Tangible common equity to tangible assets (1)	9.16%	9.68%	9.72%	9.27%	9.00%	9.16%	9.00%
Common equity book value per share	$34.76	$34.59	$34.06	$33.50	$32.66	$34.76	$32.66
Tangible common equity book value per share (1)	$28.27	$28.16	$27.71	$27.20	$26.45	$28.27	$26.45

Regulatory Capital Ratios (Period End)
Tier 1 leverage ratio	9.86%	10.13%	9.95%	9.51%	9.85%	9.86%	9.85%
Common equity tier 1 risk-based capital ratio	11.25%	11.19%	11.32%	11.22%	11.40%	11.25%	11.40%
Tier 1 risk-based capital ratio	11.25%	11.19%	11.32%	11.22%	11.40%	11.25%	11.40%
Total risk-based capital ratio	13.79%	13.81%	13.95%	13.86%	14.28%	13.79%	14.28%
(1) Non-GAAP metric. A reconciliation of this and other non-GAAP financial measures is included at the end of this document.
(2) Noninterest expense to net interest income before loan loss provision plus noninterest income adjusted for tax equivalent income.
(3) Net income before amortization of intangibles to average tangible common equity.

Univest Financial Corporation
Average Balances and Interest Rates (Unaudited)
	For the Three Months Ended,
Tax Equivalent Basis	September 30, 2026			June 30, 2026
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$325,543	$3,085	3.76%	$120,511	$1,118	3.72%
Other debt and equity securities	497,334	4,308	3.44	502,065	4,203	3.36
Federal Home Loan Bank, Federal Reserve Bank and other stock	34,132	670	7.79	33,537	625	7.47
Total interest-earning deposits, investments and other interest-earning assets	857,009	8,063	3.73	656,113	5,946	3.63
Commercial, financial, and agricultural loans	1,009,614	16,360	6.43	989,950	16,293	6.60
Real estate—commercial and construction loans	3,938,430	59,935	6.04	3,892,900	57,589	5.93
Real estate—residential loans	1,694,808	22,131	5.18	1,711,210	22,002	5.16
Loans to individuals	12,375	255	8.18	12,511	270	8.66
Tax-exempt loans and leases	229,597	3,347	5.78	224,883	3,235	5.77
Lease financings	180,568	3,312	7.28	176,625	3,294	7.48
Gross loans and leases	7,065,392	105,340	5.92	7,008,079	102,683	5.88
Total interest-earning assets	7,922,401	113,403	5.68	7,664,192	108,629	5.69
Cash and due from banks	64,256			58,713
Allowance for credit losses, loans and leases	(90,545)			(89,488)
Premises and equipment, net	44,389			44,926
Operating lease right-of-use assets	24,795			24,640
Other assets	429,201			429,930
Total assets	$8,394,497			$8,132,913
Liabilities:
Interest-bearing checking deposits	$1,439,318	$9,465	2.61%	$1,255,397	$7,603	2.43%
Money market savings	2,103,895	17,756	3.35	1,998,397	16,604	3.33
Regular savings	725,102	1,143	0.63	748,657	1,203	0.64
Time deposits	1,434,985	13,742	3.80	1,411,889	13,357	3.79
Total time and interest-bearing deposits	5,703,300	42,106	2.93	5,414,340	38,767	2.87
Short-term borrowings	10,539	1	0.04	33,437	30	0.36
Long-term debt	125,000	1,276	4.05	131,868	1,337	4.07
Subordinated notes	99,036	1,747	7.00	98,944	1,747	7.08
Total borrowings	234,575	3,024	5.11	264,249	3,114	4.73
Total interest-bearing liabilities	5,937,875	45,130	3.02	5,678,589	41,881	2.96
Noninterest-bearing deposits	1,419,642			1,429,369
Operating lease liabilities	27,352			27,271
Accrued expenses and other liabilities	50,058			45,821
Total liabilities	7,434,927			7,181,050
Total interest-bearing liabilities and noninterest-bearing deposits ("Cost of Funds")	7,357,517		2.43	7,107,958		2.36
Shareholders' Equity:
Common stock	157,784			157,784
Additional paid-in capital	303,039			301,620
Retained earnings and other equity	498,747			492,459
Total shareholders' equity	959,570			951,863
Total liabilities and shareholders' equity	$8,394,497			$8,132,913
Net interest income		$68,273			$66,748
Net interest spread			2.66			2.73
Effect of net interest-free funding sources			0.76			0.76
Net interest margin			3.42%			3.49%
Ratio of average interest-earning assets to average interest-bearing liabilities	133.42	%		134.97	%

Notes: For rate calculation purposes, average loan and lease categories include deferred fees and costs and purchase accounting adjustments.
Net interest income includes net deferred costs amortization of $820 thousand and $801 thousand for the three months ended September 30, 2026 and June 30, 2026, respectively.
Nonaccrual loans and leases have been included in the average loan and lease balances. Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended September 30, 2026 and June 30, 2026 have been calculated using the Corporation’s federal applicable rate of 21.0%.

Univest Financial Corporation
Average Balances and Interest Rates (Unaudited)
	For the Three Months Ended September 30,
Tax Equivalent Basis	2026			2025
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$325,543	$3,085	3.76%	$395,944	$4,363	4.37%
Other debt and equity securities	497,334	4,308	3.44	492,197	3,923	3.16
Federal Home Loan Bank, Federal Reserve Bank and other stock	34,132	670	7.79	37,159	736	7.86
Total interest-earning deposits, investments and other interest-earning assets	857,009	8,063	3.73	925,300	9,022	3.87
Commercial, financial, and agricultural loans	1,009,614	16,360	6.43	949,676	17,223	7.20
Real estate—commercial and construction loans	3,938,430	59,935	6.04	3,705,154	55,469	5.94
Real estate—residential loans	1,694,808	22,131	5.18	1,719,844	21,846	5.04
Loans to individuals	12,375	255	8.18	13,497	308	9.05
Tax-exempt loans and leases	229,597	3,347	5.78	229,253	3,033	5.25
Lease financings	180,568	3,312	7.28	173,403	3,159	7.23
Gross loans and leases	7,065,392	105,340	5.92	6,790,827	101,038	5.90
Total interest-earning assets	7,922,401	113,403	5.68	7,716,127	110,060	5.66
Cash and due from banks	64,256			60,950
Allowance for credit losses, loans and leases	(90,545)			(88,202)
Premises and equipment, net	44,389			46,980
Operating lease right-of-use assets	24,795			26,901
Other assets	429,201			428,254
Total assets	$8,394,497			$8,191,010
Liabilities:
Interest-bearing checking deposits	$1,439,318	$9,465	2.61%	$1,293,781	$8,685	2.66%
Money market savings	2,103,895	17,756	3.35	1,915,501	18,765	3.89
Regular savings	725,102	1,143	0.63	724,927	1,068	0.58
Time deposits	1,434,985	13,742	3.80	1,482,837	15,100	4.04
Total time and interest-bearing deposits	5,703,300	42,106	2.93	5,417,046	43,618	3.19
Short-term borrowings	10,539	1	0.04	10,639	1	0.04
Long-term debt	125,000	1,276	4.05	200,000	2,145	4.26
Subordinated notes	99,036	1,747	7.00	139,127	2,560	7.30
Total borrowings	234,575	3,024	5.11	349,766	4,706	5.34
Total interest-bearing liabilities	5,937,875	45,130	3.02	5,766,812	48,324	3.32
Noninterest-bearing deposits	1,419,642			1,418,997
Operating lease liabilities	27,352			29,702
Accrued expenses and other liabilities	50,058			52,045
Total liabilities	7,434,927			7,267,556
Total interest-bearing liabilities and noninterest-bearing deposits ("Cost of Funds")	7,357,517		2.43	7,185,809		2.67
Shareholders' Equity:
Common stock	157,784			157,784
Additional paid-in capital	303,039			302,063
Retained earnings and other equity	498,747			463,607
Total shareholders' equity	959,570			923,454
Total liabilities and shareholders' equity	$8,394,497			$8,191,010
Net interest income		$68,273			$61,736
Net interest spread			2.66			2.34
Effect of net interest-free funding sources			0.76			0.83
Net interest margin			3.42%			3.17%
Ratio of average interest-earning assets to average interest-bearing liabilities	133.42	%		133.80	%

Notes: For rate calculation purposes, average loan and lease categories include deferred fees and costs and purchase accounting adjustments.
Net interest income includes net deferred costs amortization of $820 thousand and $687 thousand for the three months ended September 30, 2026 and 2025, respectively.
Nonaccrual loans and leases have been included in the average loan and lease balances. Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended September 30, 2026 and 2025 have been calculated using the Corporation’s federal applicable rate of 21.0%.

Univest Financial Corporation
Average Balances and Interest Rates (Unaudited)
	For the Nine Months Ended September 30,
Tax Equivalent Basis	2026			2025
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$251,019	$7,013	3.74	$216,788	$7,094	4.38%
Obligations of state and political subdivisions*	—	—	—	290	4	1.84
Other debt and equity securities	499,486	12,564	3.36	496,178	11,904	3.21
Federal Home Loan Bank, Federal Reserve Bank and other stock	34,973	1,999	7.64	37,142	2,094	7.54
Total interest-earning deposits, investments and other interest-earning assets	785,478	21,576	3.67	750,398	21,096	3.76
Commercial, financial, and agricultural loans	986,595	47,984	6.50	981,956	51,929	7.07
Real estate—commercial and construction loans	3,897,778	173,320	5.95	3,700,553	162,310	5.86
Real estate—residential loans	1,705,363	65,659	5.15	1,725,423	65,160	5.05
Loans to individuals	12,427	798	8.59	16,148	1,038	8.59
Tax-exempt loans and leases	225,906	9,698	5.74	229,411	8,860	5.16
Lease financings	176,749	9,818	7.43	177,692	9,591	7.22
Gross loans and leases	7,004,818	307,277	5.86	6,831,183	298,888	5.85
Total interest-earning assets	7,790,296	328,853	5.64	7,581,581	319,984	5.64
Cash and due from banks	60,339			57,674
Allowance for credit losses, loans and leases	(89,628)			(88,052)
Premises and equipment, net	44,888			47,044
Operating lease right-of-use assets	24,948			27,200
Other assets	429,076			425,831
Total assets	$8,259,919			$8,051,278
Liabilities:
Interest-bearing checking deposits	$1,325,676	$24,790	2.50	$1,244,497	$23,560	2.53%
Money market savings	2,049,414	51,278	3.35	1,836,983	53,745	3.91
Regular savings	746,204	3,718	0.67	709,493	2,580	0.49
Time deposits	1,412,174	40,229	3.81	1,500,137	47,467	4.23
Total time and interest-bearing deposits	5,533,468	120,015	2.90	5,291,110	127,352	3.22
Short-term borrowings	23,130	34	0.20	7,614	16	0.28
Long-term debt	152,473	4,706	4.13	205,952	6,634	4.31
Subordinated notes	98,959	5,242	7.08	145,926	7,122	6.53
Total borrowings	274,562	9,982	4.86	359,492	13,772	5.12
Total interest-bearing liabilities	5,808,030	129,997	2.99	5,650,602	141,124	3.34
Noninterest-bearing deposits	1,420,237			1,405,339
Operating lease liabilities	27,577			30,056
Accrued expenses and other liabilities	50,390			55,583
Total liabilities	7,306,234			7,141,580
Total interest-bearing liabilities and noninterest-bearing deposits ("Cost of Funds")	7,228,267		2.40	7,055,941		2.67
Shareholders' Equity:
Common stock	157,784			157,784
Additional paid-in capital	302,690			301,908
Retained earnings and other equity	493,211			450,006
Total shareholders' equity	953,685			909,698
Total liabilities and shareholders' equity	$8,259,919			$8,051,278
Net interest income		$198,856			$178,860
Net interest spread			2.65			2.30
Effect of net interest-free funding sources			0.76			0.85
Net interest margin			3.41%			3.15%
Ratio of average interest-earning assets to average interest-bearing liabilities	134.13	%		134.17	%

*Obligations of states and political subdivisions are tax-exempt earning assets.
Notes: For rate calculation purposes, average loan and lease categories include deferred fees and costs and purchase accounting adjustments.
Net interest income includes net deferred costs amortization of $2.4 million and $1.9 million for the nine months ended September 30, 2026 and 2025, respectively.
Nonaccrual loans and leases have been included in the average loan and lease balances. Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the nine months ended September 30, 2026 and 2025 have been calculated using the Corporation’s federal applicable rate of 21.0%.

Univest Financial Corporation
Loan Portfolio Overview (Unaudited)
September 30, 2026

(Dollars in thousands)
Industry Description	Total Outstanding Balance	% of Commercial Loan Portfolio
Animal Production	$455,329	8.1%
CRE - Retail	423,233	7.5
CRE - Multi-family	418,772	7.4
Hotels & Motels (Accommodation)	288,748	5.1
CRE - 1-4 Family Residential Investment	265,299	4.7
CRE - Office	251,633	4.5
Specialty Trade Contractors	246,422	4.4
CRE - Industrial / Warehouse	219,729	3.9
Nursing and Residential Care Facilities	178,694	3.2
Homebuilding (tract developers, remodelers)	160,851	2.8
Crop Production	148,545	2.6
Merchant Wholesalers, Durable Goods	129,070	2.3
CRE - Mixed-Use - Commercial	124,216	2.2
Repair and Maintenance	123,773	2.2
Motor Vehicle and Parts Dealers	116,703	2.1
CRE - Mixed-Use - Residential	110,303	2.0
Administrative and Support Services	105,154	1.9
Nondepository Credit Intermediation and Related Activities (except 5221)	102,468	1.8
Wood Product Manufacturing	101,088	1.8
Food Services and Drinking Places	95,014	1.7
Merchant Wholesalers, Nondurable Goods	90,023	1.6
Education	87,618	1.6
Amusement, Gambling, and Recreation Industries	86,918	1.5
Professional, Scientific, and Technical Services	80,968	1.4
Fabricated Metal Product Manufacturing	77,431	1.4
Food Manufacturing	71,518	1.3
Religious Organizations, Advocacy Groups	64,848	1.1
Personal and Laundry Services	64,679	1.1
Machinery Manufacturing	62,697	1.1
Nonresidential Building Contractors	55,532	1.0
Industries with >$50 million in outstandings	$4,807,276	85.1%
Industries with <$50 million in outstandings	$842,887	14.9%
Total Commercial Loans	$5,650,163	100.0%

Consumer Loans and Lease Financings	Total Outstanding Balance
Real Estate-Residential Secured for Personal Purpose	$901,823
Real Estate-Home Equity Secured for Personal Purpose	208,666
Loans to Individuals	12,239
Lease Financings	241,546
Total Consumer Loans and Lease Financings	$1,364,274

Total	$7,014,437

Univest Financial Corporation
Non-GAAP Reconciliation
September 30, 2026

Management uses non-GAAP measures in its analysis of the Corporation's performance. These measures should not be considered a substitute for GAAP basis measures nor should they be viewed as a substitute for operating results determined in accordance with GAAP. Management believes the presentation of the non-GAAP financial measures, which exclude the impact of the specified items, provides useful supplemental information that is essential to a proper understanding of the financial results of the Corporation. See the table below for additional information on non-GAAP measures used throughout this earnings release.

	As of or for the three months ended,					As of or for the nine months ended,
(Dollars in thousands)	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025	9/30/2026	9/30/2025
Restructuring charges (a)	$—	$—	$427	$—	$—	$427	$—
Tax effect of restructuring charges	—	—	(90)	—	—	(90)	—
Restructuring charges, net of tax	$—	$—	$337	$—	$—	$337	$—

Net income	$21,568	$22,953	$27,092	$22,745	$25,639	$71,613	$68,012
Amortization of intangibles, net of tax	55	73	73	81	84	201	290
Net income before amortization of intangibles	$21,623	$23,026	$27,165	$22,826	$25,723	$71,814	$68,302

Shareholders' equity	$949,158	$954,253	$951,950	$943,318	$933,219	$949,158	$933,219
Goodwill	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)
Other intangibles (b)	(1,792)	(1,923)	(1,960)	(1,919)	(1,966)	(1,792)	(1,966)
Tangible common equity	$771,856	$776,820	$774,480	$765,889	$755,743	$771,856	$755,743

Total assets	$8,606,406	$8,202,992	$8,141,582	$8,436,897	$8,573,616	$8,606,406	$8,573,616
Goodwill	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)
Other intangibles (b)	(1,792)	(1,923)	(1,960)	(1,919)	(1,966)	(1,792)	(1,966)
Tangible assets	$8,429,104	$8,025,559	$7,964,112	$8,259,468	$8,396,140	$8,429,104	$8,396,140

Average shareholders' equity	$959,570	$951,863	$949,509	$936,417	$923,454	$953,685	$909,698
Average goodwill	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)
Average other intangibles (b)	(1,884)	(1,938)	(1,922)	(1,935)	(1,983)	(1,914)	(2,071)
Average tangible common equity	$782,176	$774,415	$772,077	$758,972	$745,961	$776,261	$732,117

(a) Associated with planned closure of two underutilized facilities; a financial center and a limited purpose banking office
(b) Amount does not include mortgage servicing rights